Exhibit 10(a)

                       FIFTH AMENDMENT TO LEASE AGREEMENT

         THIS FIFTH AMENDMENT TO LEASE AGREEMENT (the "Fifth Amendment") is made and entered into as of the _____ day of April, 2004 (the "Effective Date"), by and between SOUTHEAST COMMERCIAL, LLC, a Delaware limited liability company ("Landlord"), and SPARKS EXHIBITS & ENVIRONMENTS, INC., a Georgia corporation ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, Woodlands Joint Venture No. V534-3, as landlord, and Sparks Exhibits Inc., as tenant, entered into that certain Lease Agreement dated August 12, 1993, as amended by that certain First Amendment to Lease Agreement dated December 8, 1997, as further amended by that certain Second Amendment to Lease Agreement dated March 30, 2000, as further amended by that certain Third Amendment to Lease (the "Third Amendment") dated July 2002, and as further amended by that certain Fourth Amendment to Lease (the "Fourth Amendment") dated September 11, 2003 (as so amended, the "Lease") with respect to approximately 80,876 rentable square feet of space (the "8125 Space") located in Suite B of the building having an address of 8125 Troon Circle, Austell, Georgia 30168 (the "8125 Building") and located within that certain development known as Woodlands at Riverside (the "Project"), and approximately 17,200 rentable square feet of space (the "8055 Space") located in Suite A of the building having an address of 8055 Troon Circle, Austell, Georgia 30168 (the "8055 Building") and located within the Project; and

         WHEREAS, Landlord is the successor in interest to Woodlands Joint Venture No. V534-3, and is now the landlord under the Lease; and

         WHEREAS, Tenant is the successor in interest to Sparks Exhibits Inc., and is now the tenant under the Lease; and

         WHEREAS, Landlord and Tenant desire to enter into this Fifth Amendment for the purpose of evidencing their mutual understanding and agreement regarding the relocation of the 8055 Space and certain other matters relating thereto as set forth hereinbelow.

         NOW, THEREFORE, in consideration of the foregoing and the mutual premises and covenants contained herein and in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. Defined Terms. All terms used herein and denoted by their initial capitalization shall have the meanings set forth in the Lease unless set forth herein to the contrary.

         2. Relocation of 8055 Space. Effective as of April 1, 2004 (the "Relocation Commencement Date"), Landlord by these presents leases and rents unto Tenant, and Tenant hereby leases from Landlord approximately Twenty-Five

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Thousand Five Hundred Fifty (25,550) rentable square feet of space in Suite C of the building within the Project having an address of 8075 Troon Circle (the
"8075 Building") as more particularly set forth on Exhibit "A" attached hereto and incorporated herein by this reference (the "8075 Space"). Tenant hereby leases the 8075 Space on the same terms and conditions as the 8055 Space, except as otherwise set forth herein to the contrary; provided, however, Tenant shall receive no concessions or allowances on account of leasing the 8075 Space, except as otherwise specifically and expressly provided herein. Tenant has given, granted and surrendered, and by these presents does give, grant and surrender unto Landlord, its successors and assigns, the 8055 Space, the improvements therein, and all the rights, title and interest of Tenant in and to the same, effective as of the Relocation Commencement Date. From and after the Relocation Commencement Date, Tenant shall have no interest in the 8055 Space. Tenant agrees to vacate the 8055 Space and remove all of its personal effects therefrom and relocate to the 8075 Space by the Relocation Commencement Date. Tenant shall bear the expense of said removal from the 8055 Space to the 8075 Space. Effective as of the Relocation Commencement Date, the 8075 Space together with the 8125 Space shall for all purposes hereof be deemed to be and to constitute the "Premises" under the Lease and all terms, conditions, covenants, warranties, agreements and provisions of the Lease shall continue in full force and effect and shall apply to the 8075 Space, except as expressly set forth herein to the contrary.

         3. Base Rental. From and after the Relocation Commencement Date to and through December 31, 2004, Tenant shall pay to Landlord Base Rental for the 8075 Space, as if the 8075 Space only contained 5,000 rentable square feet of space. Thereafter for the duration of the Extended Term (as defined in the Fourth Amendment), Tenant shall pay to Landlord Base Rental for the 8075 Space as if the 8075 Space only contained 17,200 rentable square feet of space. Tenant shall pay such Base Rental for the 8075 Space on the first day of each month without demand, counter-claim or set-off in accordance with the following schedule:


Dates                               PSF              Annual Rental              Monthly Rental
4/01/04 - 12/31/04                  $2.00            $10,000.00                 $  833.33
1/01/05 - 12/31/05                  $2.00            $34,400.00                 $2,866.67
1/01/06 - 12/31/06                  $2.04            $35,088.00                 $2,924.00
1/01/07 - 06/30/07                  $2.08            $35,776.00                 $2,981.33

         4. Tenant's Share. From and after the Relocation Commencement Date, for all purposes of the Lease, as amended hereby, the term "Pro Rata Share" shall mean (i) with respect to the 8125 Space, the ratio of the total floor area of the 8125 Space to the total floor area of the 8125 Building or the Project, as applicable (and consistent with historic practice of allocating operating expenses under the Lease), and (ii) with respect to the 8075 Space, and notwithstanding anything to the contrary contained in the Lease, as amended hereby, the ratio of 17,200 square feet to the total area of the 8075 Building or the Project, as applicable (and consistent with historic practice of allocating operating expenses under the Lease).

         5. Condition of the 8075 Space/Use of 8075 Space.

         (a) Notwithstanding anything to the contrary contained or implied in this Fifth Amendment, Tenant agrees that it will accept possession of the 8075 Space during the remainder of the Extended Term in an "as is, where is" condition, and that no representations, warranties, or inducements, with respect to any condition of the 8075 Space have been made by Landlord, or its designated representatives, to Tenant, or its designated representatives. In furtherance of the foregoing, Tenant hereby acknowledges that no promises to decorate, alter, repair or improve the 8075 Space either before or after the execution of this Fifth Amendment have been made to Tenant, or its designated representatives, by Landlord, or its designated representatives.

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                  (b) Notwithstanding anything to the contrary contained in the
Lease, as amended hereby, Tenant shall use the 8075 Space for dry storage purposes only and for no other use. Tenant's use of the 8075 Space shall be in compliance with any and all applicable laws, codes, rules, ordinances and regulations from any and all applicable governing authorities.

         6. Tenant's Termination Right for 8075 Space. Tenant shall have the on-going right to terminate the Lease, as amended hereby, as the same applies to the 8075 Space, effective as of December 31st of each calendar year during the Extended Term commencing with December 31, 2004 (the specific December 31st on which the Lease as the same applies to the 8075 Space terminates shall be referred to as the "Effective Termination Date for the 8075 Space"), subject to the following terms and conditions:

         (a) Landlord shall have received from Tenant written notice delivered in accordance with the notice provisions of the Lease that Tenant has irrevocably exercised its right to terminate the Lease, as the same applies to the 8075 Space, on or before the November 1st directly preceding the Effective Termination Date for the 8075 Space, time being of the essence.

         (b) On or before the Effective Termination Date for the 8075 Space, as set forth above, Tenant shall have removed from the 8075 Space all its personal property which the Lease allows Tenant to remove, Tenant shall have removed all of its signage, and Tenant shall have peacefully surrendered the 8075 Space and the keys thereto to Landlord in the same condition as on the date Tenant first occupied the 8075 Space, only normal wear and tear excepted.

         (c) The Lease, as amended hereby, shall be in full force and effect as the same pertains to the 8075 Space on the date of the exercise of such termination option and the Effective Termination Date for the 8075 Space, and, further, there shall exist no bona fide material monetary default on the part of Tenant under the Lease, as amended hereby, beyond any applicable notice and cure period, on the date of the exercise of such termination option and on the Effective Termination Date for the 8075 Space.

         (d) If Tenant fails to exercise such termination option as provided in and in strict accordance with the terms of this Section 6, or if the conditions in subsections (a) through and including (c) above are not entirely satisfied, Tenant's option to terminate the Lease, as amended hereby, as the same applies to the 8075 Space for a specific December 31st shall automatically terminate and be of no further force or effect, or if exercised, shall be void.

         7. Landlord's Termination Right/Tenant's Right of First Refusal. Notwithstanding anything to the contrary contained in the Lease, as amended hereby, the parties acknowledge and agree that the 8075 Space contains a total of approximately 25,550 rentable square feet; provided, however, from the Relocation Commencement Date to and through December 31, 2004, Tenant is paying Base Rental on the 8075 Space as if the 8075 Space contained 5,000 rentable square feet and during the remainder of the Extended Term, Tenant is paying Base Rental on the 8075 Space as if the 8075 Space contained 17,200 rentable square feet. Notwithstanding anything to the contrary contained herein and in consideration of the reduced Base Rental for the 8075 Space and Tenant's termination right as set forth in Section 6 above, Tenant acknowledges that Landlord shall have the right to terminate the Lease as the same applies to the 8075 Space in accordance with the terms and conditions set forth herein.

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         (a) During the Extended Term, Landlord shall have the right to market the 8075 Space to third parties upon terms and conditions acceptable to Landlord in Landlord's sole discretion. Additionally, Landlord shall have the right, upon reasonable prior oral or written notice to Tenant, to exhibit the 8075 Space to prospective tenants and that during the duration of the Extended Term Landlord has the right, but not the obligation, to market the 8075 Space to such prospects.

         (b) In the event Landlord obtains a written offer from a prospective tenant to lease all or any portion of the 8075 Space and Landlord desires to accept such offer, then Landlord shall promptly submit to Tenant in writing all of the terms and conditions of such proposed offer to lease (hereinafter referred to as the "Offer") and Tenant shall have the right and option to lease the 8075 Space upon the same monetary terms and conditions, including any offer of free rent and leasehold improvement allowances, and term length as embodied in the copy of such Offer submitted to Tenant by Landlord, but otherwise upon the same terms and conditions as the Lease, as amended hereby. Notwithstanding the foregoing, in the event Tenant accepts the terms of the Offer, Tenant's termination right for the 8075 Space as set forth in Section 6 above, shall automatically terminate and be of no further force and effect.

         (c) If Tenant shall elect to exercise its right to lease the 8075 Space, written notice of such election shall be given to Landlord within ten
(10) days from the time that Tenant first received a copy of the Offer from Landlord (hereinafter referred to as the "Offer Period"). If Tenant does not accept the terms of the Offer within the Offer Period or Tenant waives its rights under the Offer (no notice is deemed to be a waiver of such right), then Landlord, at Landlord's option shall have the right to terminate the Lease, as amended hereby, as the same applies to the 8075 Space, upon thirty (30) days advance written notice to Tenant.

         (d) In the event the Lease, as amended hereby, is terminated as the same pertains to the 8075 Space, in accordance with the terms of this Section 7, then on or before the actual termination date, Tenant shall remove from the 8075 Space all its personal property which the Lease allows Tenant to remove, Tenant shall remove all of its signage, and Tenant shall peacefully surrender the 8075 Space and the keys thereto to Landlord in the same condition as on the date Tenant first occupied the 8075 Space, only normal wear and tear excepted.

         (e) In the event Tenant accepts the terms of the Offer, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease, as amended hereby, and specifying the appropriate terms and provisions relating to the terms and conditions of the Offer, including, without limitation, increasing, adjusting or augmenting rent.

         8. Brokers. Tenant represents and warrants to Landlord that no broker, agent, commission salesperson, or other person, including, without limitation, Carter & Associates, LLC ("Carter") and/or New Southern Commercial Properties and/or New South Commercial Properties, Inc., has represented Tenant in the negotiations for and procurement of this Fifth Amendment and that no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson or other person as a result of any act or agreement of Tenant, including without limitation Carter,

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New Southern Commercial Properties and/or New South Commercial Properties, Inc.
Tenant agrees that, if any broker makes a claim for a commission based upon the actions of Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claim. The parties hereto do hereby acknowledge and agree that Trammel Crow Company has acted as agent for Landlord and not for Tenant in this transaction and shall be paid a commission by Landlord in connection with this transaction pursuant to the terms of a separate written commission agreement. Landlord agrees that, if any other broker other than Trammel Crow Company makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend and hold Tenant harmless from any such claim.

         9. Miscellaneous. This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors, successors-in-title, representatives and permitted assigns. In the event of any inconsistency or conflict between the terms of this Fifth Amendment and of the Lease, the terms of this Fifth Amendment shall control. Time is of the essence of all of the terms of this Fifth Amendment. The signatory of Tenant represents to Landlord that he is duly authorized to execute and deliver this Fifth Amendment on behalf of Tenant. The Lease together with this Fifth Amendment constitutes and contains the sole and entire agreement of the parties hereto with respect to the subject matter hereof and no prior or contemporaneous oral or written representations or agreements between the parties and relating to the subject matter hereof shall have any legal effect. Effective immediately, and except for the options contained in Section 7 of the Fourth Amendment and Sections 6 and 7 of this Fifth Amendment, any and all options, including without limitation, expansion options, renewal options, termination options, extension options, and rights of first refusal or negotiation, granted to Tenant pursuant to the Lease are null and void and of no further force or effect. The submission of this Fifth Amendment for examination does not constitute an offer to enter into a contract and this Fifth Amendment shall be effective only upon execution hereof by Landlord and Tenant. Except as hereinabove provided, all other terms and conditions of the Lease shall remain unchanged and in full force and effect, and are hereby ratified and confirmed by the parties hereto. Tenant hereby acknowledges and agrees that, as of the date hereof, the Lease is subject to no offsets, claims, counterclaims or defenses of any nature whatsoever. Landlord acknowledges and agrees that to its actual knowledge, without investigation or inquiry, Tenant is not in default under the Lease. This Fifth Amendment may not be changed, modified, discharged or terminated orally in any manner other than by an agreement in writing signed by Landlord and Tenant or their respective heirs, representatives, successors and permitted assigns. If any clause or provision of this Fifth Amendment is illegal, invalid or unenforceable under present or future laws, the remainder of this Fifth Amendment shall not be affected thereby, and in lieu of each clause or provision of this Fifth Amendment which is illegal, invalid or unenforceable, there shall be added as a part of this Fifth Amendment a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

         IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment on the day and year first above written.

                                     LANDLORD:
                                     SOUTHEAST COMMERCIAL, LLC,
                                     a Delaware limited liability company

                                     By:        AEW Capital Management, LP,
                                                Its Asset Manager and Advisor,

                                     By:
                                     Name:
                                     Title:
                                                Duly Authorized


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                                       TENANT:
                                       SPARKS EXHIBITS AND ENVIRONMENTS INC.,
                                       a Georgia corporation

                                       By:
                                       Name:
                                       Title:

                                             [CORPORATE SEAL]

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